Exhibit 99.1


KEYSPAN ENERGY FORECASTS HIGHER EARNINGS;
E-BUSINESS INITIATIVES TO BE ANNOUNCED

BROOKLYN AND HICKSVILLE, N.Y., MARCH 24, 2000 --- KeySpan Energy announced today that its earnings are significantly ahead of analysts' estimates for the first quarter and could be up to 7 percent higher for calendar year 2000. First Call average estimate is currently $1.87 per share for the year 2000.

      "KeySpan's higher earnings forecast results from our success in implementing our growth strategy," said Robert B. Catell, chairman and chief executive officer. "Our dividend yield and earnings growth are superior to our respective industry groups and make us confident of increasing long-term value for our shareholders."

      The primary drivers of the improved earnings outlook are:

          Strong growth in our gas market, resulting from an aggressive market strategy in our new Long Island market. Gas conversion rates have doubled, accelerating further in response to high oil prices.

          Electric demand and gas demand hit record levels in January, giving KeySpan highest winter send-out days in both electricity and gas

          The benefit of substantial reductions in O&M expenses, amounting to $110 million

      In merger-related news, KeySpan said that the merger with Eastern Enterprises, which was announced last year, is proceeding on schedule and is expected to be completed by the Fall. "We are confident that we will exceed our goal of achieving $30 million in synergy savings and are hoping to achieve a level of savings that will make the merger non-dilutive in the first full year," said Mr. Catell.

                                E-BUSINESS

      KeySpan's growth strategy is focused on providing a wide array of products and services to several million residential and commercial customers in the Northeast. As part of that strategy, KeySpan is developing a comprehensive e-business plan that will enhance its relationship with customers, provide new business opportunities, and improve operational efficiencies. Accordingly, KeySpan will soon make announcements regarding implementation of its e-business strategy and the launching of initiatives to develop new markets and new opportunities to build shareholder value.


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




      KeySpan Energy is a holding company including two utilities that distribute natural gas under the Brooklyn Union name to 1.6 million customers in New York City and on Long Island. KeySpan Energy and Eastern Enterprises [NYSE:
EFU] announced in November 1999 that the companies signed a definitive merger agreement under which KeySpan Energy will acquire all of the common stock of Eastern Enterprises. The merger would make KeySpan the largest natural-gas distribution company in the Northeast with 2.4 million customers. Other KeySpan companies market a portfolio of unregulated energy-related services in the Northeast, operate electric-generation plants on Long Island and in New York City, and provide operating and customer services to one million electric customers of the Long Island Power Authority. KeySpan also has investments in gas exploration and development, primarily through The Houston Exploration Company; domestic pipelines and storage; and international activities, including gas processing in Canada, and gas pipelines and local distribution in Northern Ireland. For more information, visit KeySpan Energy's web site at: www.keyspanenergy.com.
----------------------



Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and involve a number of risks and uncertainties. Actual results may differ materially from those discussed in such statements. Among the factors that could cause actual results to differ materially are: available sources and cost of fuel; State and Federal regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; the ability of the Company to successfully reduce its cost structure; the ability of the Company to successfully integrate acquired operations; the degree to which the Company develops non-regulated business ventures; the effect of inflationary trends and increases in interest rates; and risks detailed from time to time in reports and other documents filed by the Company with the Securities and Exchange Commission.



















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                                                                    Exhibit 99.2


MYHOMEKEY.COM LAUNCHES NEW ERA IN PERSONAL HOME MANAGEMENT
TXU Energy Services and KeySpan Energy Join MyHomeKey Internet Portal

      SAN   FRANCISCO,   NEW  YORK  CITY,   AND  DALLAS   (March  27,  2000) --
MyHomeKey.com, an Internet portal designed to change the way consumers manage their homes, today announced partnerships with TXU (NYSE: TXU) of Dallas and KeySpan Energy (NYSE: KSE) of Long Island and Brooklyn.

      TXU Energy Services and KeySpan Energy each have invested $12.5 million. Both energy companies will roll out co-branded, customized sites. Bechtel Enterprises also has invested $5 million in the company.

      MyHomeKey, formerly MyHomeLink, is a personalized, Internet-based home management system that provides a comprehensive solution to the daily concerns and problems of homeowners -- 24 hours a day, seven days a week. It puts quality service providers at the customers' fingertips, empowers almost instantaneous online scheduling of services, and delivers expert advice and one-stop shopping for most home products and services.

      Each MyHomeKey co-branded site will feature personalized information that could range from detailed energy consumption to announcements of neighborhood news or homeowners association schedules. This will allow homeowners to personalize and customize their use of the portal.

       "Our site is uniquely designed to build on the already strong relationships energy companies have with their customers," said Eric Zausner, CEO of MyHomeKey. "We will do this at a fraction of the cost and time that it would take KeySpan and TXU to develop the sites for themselves."

      The MyHomeKey portal is currently under construction and will be launched this summer. MyHomeKey also has a patent pending for its site business processes.

      KeySpan Energy Chairman & CEO Robert B. Catell said, "This partnership will enable KeySpan to build on its technological and marketing expertise and allow us to bring an extraordinary range of products and services through e-commerce to an ever-greater range of customers. With this venture, we are taking a major step forward in our strategy to develop new markets and new opportunities to build shareholder value."

      Brian Dickie, TXU Emerging Businesses president, says, "The TXU MyHomeKey portal will give our customers access to a broad range of products and services. It is one part

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


of an overall e-business strategy that addresses the needs of all of our customers -- retail electric and gas consumers, commercial and industrial businesses, or energy marketers and traders."

      TXU Energy Services is a unit of TXU--one of the largest investor-owned energy services companies in the world, with more than $40 billion in assets. TXU is a multinational leader in electric and natural gas services, merchant trading, energy marketing, telecommunications and other energy-related services. TXU delivers energy to nine million customers, primarily in Texas, the United Kingdom and continental Europe and Australia.

      KeySpan Energy, with $6 billion in assets, is the parent company of Brooklyn Union, the nation's 4th largest natural gas utility, and provides management of the electric transmission and distribution system and customer services to the Long Island Power Authority's 1.1 million customers. KeySpan Energy and Eastern Enterprises [NYSE: EFU] announced in November 1999 that the companies signed a definitive merger agreement under which KeySpan Energy will acquire all of the common stock of Eastern Enterprises. The merger would make KeySpan the largest natural-gas distribution company in the Northeast with 2.4 million customers.

      Bechtel Enterprises Holdings, Inc., the development, financing and ownership affiliate of the Bechtel organization, has been involved in power generation, transportation, pipeline, telecommunications and technology projects with an asset value exceeding $18 billion. It has invested in several Internet ventures, including WebVan, APX, Jolt and Concrete Media.

      For more information contact:

      KeySpan Energy         MyHomeKey.com      TXU Energy Services
      MEDIA: Robert Mahony,  Sam Sacco          MEDIA:  Christopher Schein,
      718-403-2503           510-594-8575       214-812-5338 or Sandy Smith,
      INVESTOR RELATIONS:                       214-812-5977
      Mike Taunton,                             INVESTOR RELATIONS:
      718-403-3265                              David Anderson, 214-812-4641
                                                or Tim Hogan, 214-812-2756


More  information  is  available  at   www.keyspanenergy.com,   www.txu.com  and
myhomekey.com.



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